Exhibit 21.1
Subsidiaries of the Registrant

Name	State of Incorporation
Atlanticus Funding II, LLC	Georgia
Atlanticus Holdings Corporation	Georgia
ACC Funding Two, Inc.	Nevada
ACC Holding, LLC	Georgia
ACC Master Holdings, LLC	Nevada
Access Financing, LLC	Georgia
Agea Capital, LLC	Georgia
Agea Financial, LLC	Georgia
Agea Holdings, LLC	Georgia
ASA Magazine Partners, LLC (1)	Georgia
Cahaba Energy, LLC (2)	Georgia
CAR Financial Services, Inc.	Georgia
CAR Financial Services Guam, Inc.	Guam
CAR Financial Services Saipan, Inc.	Saipan
CAR Funding II, Inc.	Nevada
Card Services, Inc.	Georgia
CARDS Credit Services, LLC	South Carolina
CARDS, LLC	South Carolina
CARS Acquisition, LLC	Georgia
CCFC Corp.	Nevada
CCF Corp. III	Nevada
CCIP Corp.	Nevada
CCR Ltd	Turks and Caicos Island
CCUK Finance Limited	United Kingdom
CCUK Holdings Limited	United Kingdom
CCIS, LLC	Georgia
CC Serve Corporation	Georgia
CIAC Corporation	Nevada
Conductor, LLC	Nevada
Consumer Auto Receivables Servicing, LLC	Georgia
Credigistics Corporation	Georgia
CSC Acquisition, LLC	Georgia
Dakota Funding, LLC	Nevada
Direct MicroLending, LLC	Georgia
Direct MicroLoans, LLC	Georgia
Domain Name Acquisitions, LLC	Georgia
Ecache Acquisitions, LCC	Georgia
Fortiva Financial, LLC	Georgia
Fortiva Capital, LLC	Georgia
Fortiva Funding, LLC	Georgia
Fortiva Holdings, LLC	Georgia
Green Square Financial, LLC	Georgia
JJG SPV, LLC	Georgia
JJG, LLC	Georgia
Knightsbridge, LLC (3)	Delaware
Liberty Acquisition, Inc.	Georgia
Miramar Servicing, LLC	Georgia
Mobile Tech Investments, LLC (4)	Georgia
Partridge Funding Corporation	Nevada
Perimeter Investments Solutions, LLC	Georgia
Polygon Servicing, LLC	Georgia
Polysquare Holdings, LLC	Georgia
Purpose Solutions, LLC	Georgia
Rapid City Holdings, LLC	Nevada
Rushmore Acquisition, LLC	Nevada
Senior Marketing, LLC	Georgia
Transistor Holdings, LLC	Delaware
Transistor, LLC – 33.3% ownership	Delaware
Valued Services, LLC	Georgia
Valued Services Acquisitions, LLC	Georgia
Valued Services Investments, LLC	Georgia
Valued Services of North Carolina, LLC	Georgia
VS of North Carolina, LLC	Georgia
Wilton Acquisitions LLC	Georgia
YBUY Capital, LLC	Georgia
YBUY Financial, LLC	Georgia
YBUY Funding, LLC	Georgia
YBUY Holdings, LLC	Georgia
YBUY Operations, LLC	Georgia

(1)	The Company owns a 70.0% interest in ASA Magazine Partners, LLC
(2)	The Company owns a 86.8% interest in Cahaba Energy, LLC
(3)	The Company owns a 50.0% interest in Knightsbridge, LLC
(4)	The Company owns a 89.8% interest in Mobile Tech Investements